UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2022

FOCUS FINANCIAL PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38604	47-4780811
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 Third Avenue, 28th Floor
New York, NY 10022
(Address of principal executive offices)
(Zip Code)

(646) 519-2456
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	FOCS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 28, 2022 (the “Closing Date”), Focus Financial Partners, LLC (“Focus LLC”), a subsidiary of Focus Financial Partners Inc. (the “Company”), as borrower, Royal Bank of Canada, as term administrative agent, collateral agent and fronting bank, Bank of America, N.A., as revolver administrative agent, and the lenders party thereto, entered into Waiver and Amendment No. 10 (the “Tenth Amendment”) to the First Lien Credit Agreement, dated as of July 3, 2017 (as amended, the “Credit Agreement”). The Tenth Amendment provides for the addition of a new $240.0 million term loan tranche (the “Term Loan A”) to the Company’s existing first lien term loan (the “Term Loan”), which will be available on a nine-month delayed draw basis, with a maturity date of November 28, 2027, the proceeds of which will be used to repay outstanding revolving credit loans under the Company’s existing $650.0 million first lien revolving credit facility (the “First Lien Revolver”), pre-fund acquisitions and for other general corporate purposes. The Tenth Amendment also provides for $1,760 million in the aggregate of replacement term loans and replacement term loan commitments under the Term Loan (the “Term Loan B”), which were funded on the Closing Date, with a maturity date of June 30, 2028, the proceeds of which were used to refinance the existing $1,598 million Term Loan – Tranche A due July 3, 2024, repay outstanding revolving credit loans under the First Lien Revolver, pre-fund acquisitions and for other general corporate purposes. The Tenth Amendment also provides for the extension of the maturity date of the First Lien Revolver to November 28, 2027 and certain other modifications to the First Lien Revolver. The annual interest rate on the Term Loan A is SOFR + 250 basis points, with the SOFR component subject to a 50 basis point floor, and the Term Loan A priced at 98.5. The annual interest rate on the Term Loan B is SOFR + 325 basis points, with the SOFR component subject to a 50 basis point floor, and the Term Loan B priced at 98.25. The annual interest rate on the First Lien Revolver is SOFR + 225 basis points, with step downs based on Focus’ net leverage ratio. The Tenth Amendment also provides for the conversion from LIBOR to SOFR with respect to the Company’s existing $790.4 million Term Loan – Tranche B due June 2028.

The foregoing description of the Tenth Amendment is not complete and is qualified in its entirety by reference to the full text of the Tenth Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Waiver and Amendment No. 10 to First Lien Credit Agreement, dated as of November 28, 2022, among Focus Financial Partners, LLC, as borrower, Royal Bank of Canada, as term administrative agent, collateral agent and fronting bank, Bank of America, N.A., as revolver administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS FINANCIAL PARTNERS INC.

	By:	/s/ J. Russell McGranahan
J. Russell McGranahan
General Counsel

Dated: November 29, 2022

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